Exhibit 23.1 Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Tricida, Inc. 2020 Inducement Plan of our reports dated March 2, 2020, with respect to the financial statements of Tricida, Inc. and the effectiveness of internal control over financial reporting of Tricida, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2019, filed with the Securities and Exchange Commission. /s/ Ernst & Young LLP Redwood City, California January 8, 2021